UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 01, 2025

BROADSTONE NET LEASE, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39529	26-1516177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive Suite 300
Victor, New York		14564
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 585 287-6500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00025 par value	BNL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 1, 2025, the Company held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). As of March 3, 2025, the record date for the Annual Meeting, there were 189,051,114 shares of the Company’s common stock, $0.00025 par value per share (the “Common Stock”), issued and outstanding and entitled to vote at the Annual Meeting. Each such outstanding share of Common Stock entitled its holder to cast one vote on each proposal to be voted on during the Annual Meeting.

At the Annual Meeting, the Company’s stockholders (i) elected nine directors to the Board of Directors of the Company (the “Board”) to serve until the Company’s 2026 annual meeting of stockholders, (ii) approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, and (iii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The proposals are described in the Company’s proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on March 21, 2025. The final voting results for each proposal are set forth below.

Proposal 1: Election of Directors

The officer holding the proxies solicited in connection with the Annual Meeting voted the shares as designated on the proxy, or if no such designation was made, in favor of the election of the nominees. At the Annual Meeting, the shareholders elected each of the nine director nominees, by the vote indicated below, to serve as a director until the Company’s annual meeting of stockholders to be held in 2026, or until his or her respective successor is duly elected and qualified:

Nominee	Votes For	Votes Against	Abstained	Broker Non-Votes
Laurie A. Hawkes	137,795,102.00	2,942,597.00	100,647.00	18,673,607.00
John D. Moragne	139,865,530.00	871,308.00	101,508.00	18,673,607.00
Michael A. Coke	138,928,004.00	1,806,481.00	103,861.00	18,673,607.00
Jessica Duran	137,646,279.00	3,091,521.00	100,546.00	18,673,607.00
Laura Felice	138,505,266.00	1,904,376.00	428,704.00	18,673,607.00
Richard Imperiale	139,990,279.00	746,581.00	101,486.00	18,673,607.00
David M. Jacobstein	135,850,872.00	4,886,092.00	101,382.00	18,673,607.00
Joseph Saffire	139,979,131.00	754,574.00	104,641.00	18,673,607.00
James H. Watters	134,483,461.00	6,139,787.00	215,098.00	18,673,607.00

Proposal 2: Say on Pay

At the Annual Meeting, the Company’s stockholders approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstained	Broker Non-Votes
127,606,915.00	12,996,251.00	235,180.00	18,673,607.00

In accordance with the Board’s prior determination to hold an advisory “say on pay” vote every year, subject to stockholder approval, and the stockholders' indication that their preferred frequency is also to hold a “say on pay” vote every year, the Company will maintain its previously adopted annual “say on pay” policy.

Proposal 3: Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2025

At the Annual Meeting, the Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, as set forth below:

Votes For	Votes Against	Abstained
151,584,086.00	7,816,320.00	111,547.00

There were no broker non-votes on this proposal.

No other proposals were submitted to a vote of the Company’s stockholders at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

INDEX TO EXHIBITS

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSTONE NET LEASE, INC.

Date:	May 2, 2025	By:	/s/ John D. Callan
Name: John D. Callan Title: Senior Vice President, General Counsel and Secretary